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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


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                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       Date of Report February 21, 1996


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


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Item 5. Other Events

a) On February 20, 1996, Washington Energy Company, parent company of Washington Natural Gas Company, and Puget Sound Power & Light Company issued the following press release:

Merger proposal filed with state utilities commission

     SEATTLE -- Puget Sound Power & Light Company today joined
Washington Natural Gas Company and its parent company, Washington Energy Company, in formally asking the Washington Utilities & Transportation Commission to approve the companies' proposed merger. Approval by the Commission, which regulates the utility operations of the companies, is a requirement before the merger can be completed.
     Puget Power and Washington Energy Company announced merger plans on Oct. 18, 1995, following unanimous approval by their boards of directors.
     The new company formed by this strategic merger of equals would serve 840,000 electric and 475,000 natural gas customers
(including an overlap of 250,000 customers for both types of energy), within a service territory covering approximately 6,000 square miles in western Washington state. The merger also has been submitted for approval to the companies' shareholders, who will vote in separate meetings on March 20, 1996.
     In today's filing, the companies outlined a number of potential benefits from the Commission's approval of the companies' merger plan, including:

- LOWER COSTS AND THEREFORE LOWER PRICES OVER THE LONG TERM
THAN COULD BE ACHIEVED IF THE COMPANIES OPERATED
INDEPENDENTLY. For example, the companies are proposing a five-year period of rate stability (Jan. 1, 1997, to Dec.
31, 2001). General rates for natural gas would remain unchanged over the five years, while those for electricity would increase by 1 percent in the first four years and remain unchanged in 2001. These increases would be more than offset by an anticipated electric rate decrease of about 5.6 percent in 1997 due to elimination of Puget
Power's periodic rate adjustment mechanism (PRAM).

- EXPANDED CHOICE FOR CUSTOMERS. As a combined company without bias toward either electricity or natural gas, the new company will be able to increase efforts to build customer awareness of both gas and electricity and enable informed choices that can help consumers reduce their energy costs by using resources efficiently.

- HIGH QUALITY OF SERVICE. The overlapping service territories provide a unique opportunity to coordinate and integrate many operations of two energy distribution businesses, which should result in enhanced customer service. The companies are backing up their commitment to high-quality service by proposing to create a quality service guarantee, to be designed over the next two months in cooperation with customers, the Commission staff and the Attorney General's Office of Public Counsel.





- ENVIRONMENTAL BENEFITS, achieved by facilitating fuel-switching where appropriate; designing and sizing distribution systems in an integrated manner, thereby eliminating some electric system upgrades that would otherwise be necessary; and allowing service facilities to be combined.

- A FINANCIALLY STRONGER COMPANY than either Puget Power or
Washington Energy Company would be on a stand-alone basis.

     The companies asked the Commission to expedite the review process and approve the merger during the second half of 1996.
     Puget Power serves customers in Island, Jefferson, King, Kitsap, Kittitas, Pierce, Skagit, Thurston and Whatcom counties. Washington Natural Gas serves customers in King, Snohomish, Pierce, Thurston and Lewis counties.
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Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WASHINGTON ENERGY COMPANY


                         by /s/ James P. Torgerson
                         Executive Vice President,
                         Chief Administrative Officer and
                         Chief Financial Officer


                         WASHINGTON NATURAL GAS COMPANY


                         by /s/ James P. Torgerson
                         Executive Vice President,
                         Chief Administrative Officer and
                         Chief Financial Officer


February 21, 1996